Exhibit 99.1

GLOBAL EAGLE ANNOUNCES $61 MILLION OF ADDITIONAL LIQUIDITY

Intends to use a portion of the proceeds to repay existing revolving credit facility debt

LOS ANGELES, CA, July 19, 2019 — Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, and connectivity to markets across air, sea and land, today announced that it has completed a $40 million upsizing of its Senior Secured Term Loan due 2023 (“Term Loan”), as well as an amendment to its Term Loan (collectively, the “Amendment”) to reduce scheduled principal repayments over the next six quarters by an aggregate of approximately $26 million. Net of fees and expenses, the Amendment will result in approximately $61 million of incremental liquidity over the next 18 months. This supplements the Company’s approximately $49 million of liquidity as of June 30, 2019, which includes cash and unused revolver capacity, and further enables the Company to focus on executing its growth plans.

“We are pleased to announce this Amendment, which strengthens our liquidity and positions us to deliver significant long-term shareholder value as we continue our transition to sustainable, positive free cash flow generation.” Josh Marks, Chief Executive Officer of Global Eagle, continued, “We are grateful for our strong collaborative partnership with our lenders. We see significant opportunities as we continue to serve our customers well and innovate in our markets.”

Christian Mezger, Chief Financial Officer, further commented, “Enhancing liquidity was an important step as we continue to improve the performance of our business. We are excited about our prospects. We continue to build top-line momentum while improving our cost structure as we drive the business to our near-term goal of generating sustainable, positive free cash flow.”

Global Eagle intends to use the proceeds to repay principal balance on its revolving credit facility and anticipates using the remaining proceeds for growth, cost initiatives and other general corporate purposes. Other material terms related to our Senior Secured Term Loan and the corresponding changes to our second lien notes can be found in the Current Report on Form 8-K filed today.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,200 employees and 50 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Cautionary Note Concerning Forward-Looking Statements

We make “forward-looking statements” herein within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to our use of proceeds from the Amendment, transition to sustainable, positive free cash flow generation, prospects, top-line momentum, cost structure improvements, and our financial and business performance.

These forward-looking statements are based on information available to us as of the date hereof and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of other factors, including our ability to use the net proceeds of the Amendment as anticipated and realize the benefits therefrom, and other risks and uncertainties set forth in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

Peter A. Lopez

Vice President, Finance and Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com